Registration No. 33 - _____________

     As filed with the Securities and Exchange Commission on March 27, 1998
  _____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S - 8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             ____________________

                           REGAL-BELOIT CORPORATION
            (Exact name of registrant as specified in its charter)

   Wisconsin                                        39-0875718
  (State of Incorporation)            (I.R.S. Employer Identification Number)

                             200 State Street
                             Beloit, WI  53511
         (Address of principal executive offices, including Zip Code)
                            ____________________


          MARATHON ELECTRIC SALARIED EMPLOYEES' 401(k) SAVINGS PLAN
                           (Full Title of the Plan)
                             ____________________

                              James L. Packard
                         Chairman, President and CEO
                           Regal-Beloit Corporation
                              200 State Street
                              Beloit  WI  53511
                   (Name and address of agent for service)

                              (608)  364-8800
       (Telephone Number, including area code, of agent for service)

                            ____________________

                       CALCULATION OF REGISTRATION FEE
 _____________________________________________________________________________
                                                Proposed
  Title of securities     Amount to       maximum aggregate    Amount of
  to be registered        be registered   offering price (1)   registration fee
  _____________________________________________________________________________

  Interests in Marathon        (2)           $10,000,000         $2,950.00
  Electric Salaried Employees'
  401(k) Savings Plan
  ___________________________________________________________________________

  (1) Computed pursuant to Rule 457(h), only with respect to the estimated aggregate employee contributions through December 31, 2007.

   (2) An indeterminate number of shares as may be purchased from time to time at market prices for allocation to the accounts of employees participating in the Plan. Based on a market price of $ 31.50 on March 23, 1998, and based on estimated aggregate employee contributions allocated to the Company Stock Fund of $10,000,000 through December 31, 2007, a maximum of 317,460 shares would need to be registered at this time.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.      Incorporation of Documents by Reference
             ---------------------------------------

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      1. The Company's annual report filed on Form 10-K for the year ended December 31, 1997.

      2.   The Company's Current Reports on form 8-K filed as Exhibits 2.1 and
           2.2 dated April 10, 1997 and 2.3 dated August 8, 1997.

      3.   The Company's proxy statement filed on Schedule 14A dated
           March 13, 1998.

      4.   The description of the Company's Common Stock as set forth in
           Article 3 of the Articles of Amendment to the Articles of Incorporation filed as Exhibit B to the 1994 Proxy Statement.

      5.   Bylaws of the Registrant filed as Exhibit C to the 1994 Proxy
           Statement.

      6. Agreement and Plan of Merger by and between the Registrant and Regal-Beloit Corporation, dated as of April 18, 1994 filed as Exhibit A to Annual Meeting Proxy Statement of Regal-Beloit Corporation dated March 11, 1994.

      7. Agreement and Plan of Merger among the Registrant, Regal-Beloit Acquisition Corp., and Marathon Electric Manufacturing Corporation dated as of February 26, 1997, as amended and restated March 17, 1997 and March 26, 1997 filed as Exhibit 2.1 on Regal-Beloit Corporation's Form 8-K dated April 10,1997.

      8. Credit Agreement among Registrant, Bank of America Illinois, M&I Marshall & Ilsley Bank and the Other Financial Institutions Party hereto dated as of March 26, 1997; Schedule 2.01 Guaranty Agreements dated March 26, 1997; and Promissory Notes dated
           March 26, 1997 filed as Exhibit 2.2 on Regal-Beloit Corporation's Form 8-K dated April 10, 1997.

      9. Amended and Restated Credit Agreement Dated as of May 30, 1997 among Registrant, Bank of America Illinois, as Documentation Agent, M&I Marshall & Ilsley Bank, as Administrative Agent and Letter of
           Credit Issuing Bank, Firstar Bank Milwaukee, N.A., Harris Trust and Savings Bank and The Northern Trust Company, as Co-Agents, and The Other Financial Institutions Party Hereto Arranged by Bancamerica Securities, Inc. As Syndication Agent; Disclosure Schedules and Attached Exhibits; and Promissory Note filed as
           Exhibit 2.3 to Regal-Beloit Corporation's Quarterly Report on
           Form 10-Q dated August 8, 1997.

      10. The Company's Registration Statement on Form S-8 dated October 28, 1988, Registration No. 33-25233.


All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.      Description of Securities
             -------------------------

The securities being offered pursuant to the Registration consist of participation interests in the Plan which consist of the Company's common stock at $.01 par value and a cash component. These securities are purchased by employees through payroll deferral and have been previously registered by the Company for purchase on the open market.

Item 5.      Interests of Named Experts and Counsel
             --------------------------------------

Not applicable.

Item 6.      Indemnification of Directors and Officers
             -----------------------------------------

Under provisions of Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law and Article VIII of the Bylaws of the Company, directors, officers and persons controlling the Company are indemnified by the Company under certain circumstances for certain liabilities and expenses. In addition, officers and directors of the Company are insured, under a policy of insurance paid for by the Company, under certain circumstances for certain liabilities and expenses.

Item 7.      Exemption from Registration Claimed
             -----------------------------------

Not applicable

Item 8.      Exhibits
             --------

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.      Undertakings
             ------------

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act );
              (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or From F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section
           13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

      (b) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.     Description                                           Page No.
----------      -----------                                           -------
4.1             Marathon Electric Salaried Employees' 401(k) Savings
                Plan effective January 1, 1982, as amended through
                February 1,1998.

4.2             Marathon Electric Master Trust Agreement effective
                January 1, 1992, as amended April 18, 1995.

4.3 Regal-Beloit Corporation Master Trust Agreement, effective November 1, 1997.

23.1            Consent of Wipfli Ullrich Bertelson LLP.

24.1            Powers of Attorney (Signature page of this Registration)

24.2            Signature of Marshall & Ilsley Trust Company (Trustee)

99 Internal Revenue Service determination letter of tax qualified status